Exhibit 8.2

FORM OF OPINION

[●], 2020

BMC Stock Holdings, Inc.

4800 Falls of Neuse Road, Suite 400

Raleigh, NC 27609

Ladies and Gentlemen:

We have acted as U.S. counsel to BMC Stock Holdings, Inc., a Delaware corporation (the “Company”), in connection with the proposed merger (the “Merger”) of Boston Merger Sub I Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Builders FirstSource, Inc., a Delaware corporation (“Parent”), with and into the Company, upon the terms and conditions set forth in the Agreement and Plan of Merger, dated as of August 26, 2020 (the “Agreement”), by and among the Company, Parent and Merger Sub. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

This opinion is being delivered in connection with the filing of the registration statement on Form S-4 (as amended, the “Registration Statement”) filed on [●] by Parent, including the joint proxy statement/prospectus constituting a part thereof (the “Proxy Statement/Prospectus”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the Merger pursuant to the Agreement.

We have examined (i) the Agreement, (ii) the Registration Statement, and (iii) the representation letters of Parent and the Company delivered to us in connection with this opinion (the “Representation Letters”). In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of Parent and the Company and have made such other and further investigations as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

In rendering the opinion set forth below, we have also assumed that (i) the Merger will be effected in accordance with the Agreement, (ii) the statements concerning the Merger set forth in the Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by Parent and the Company in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iv) any representations made in the Agreement or the Representation Letters “to the knowledge of”, or based on the belief of, Parent, Merger Sub and the Company are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that each of Parent, Merger Sub and the Company has complied with and, if applicable, will continue to comply with, their respective covenants contained in the Agreement.

Based upon the foregoing, and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the heading “Material United States Federal Income Tax Consequences” it is our opinion that under current U.S. federal income tax law, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the

Code and that the U.S. federal income tax consequences of the Merger to U.S. holders (as defined in the Registration Statement) of Company Common Stock are accurately described in all material respects in the Registration Statement under the heading “Material United States Federal Income Tax Consequences.”

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than U.S. federal income tax law.

Our opinion is based on the Internal Revenue Code of 1986, as amended, United States Treasury regulations, administrative interpretations and judicial precedents as of the date hereof. If there is any subsequent change in the applicable law or regulations, or if there are subsequently any new applicable administrative or judicial interpretations of the law or regulations, or if there are any changes in the facts or circumstances surrounding the Merger, the opinion expressed herein may become inapplicable.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement and to the references to our firm in the Proxy Statement/Prospectus name under the caption “Material United States Federal Income Tax Consequences”.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP